                                                                    Exhibit 10.9

                        [LETTERHEAD OF RIVERSIDE BANK]

May 21, 1997

Dean Gerber
Atrix International

Dear Mr. Gerber:

Please be informed we have released certificate of deposit #109063 in the principal amount of $267,917, as part of the collateral structure for your current line of credit. It is no longer a requirement that the loan be secured with this additional collateral.

This certificate is currently being held in our safekeeping department and will mature in late October. If you have any further questions please feel free to call me at 897-0263.

Sincerely,

/s/ Dave Peterman
----------------------
Dave Peterman
Credit Analyst